UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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KITE REALTY GROUP TRUST
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1 Supplemental Proxy Information April 17, 2015

UNPRECEDENTED YEAR FOR KITE 2 .FFO and AFFO per share grew ~5% and ~19% year-over-year .Reduced net debt to EBITDA to 6.5x from 7.4x .Net positive cash flows of $48 million (1) .Same store NOI growth of 4.7% year-over-year .Dividend growth of 14% over the last 15 months .Successfully executed and integrated transformative merger .Achieved G&A synergies from merger of $17 million 1. Cash flow number excludes merger costs.

SUPERIOR OPERATING RESULTS UNDERSCORE SIGNIFICANTLY UPGRADED PORTFOLIO 3 .ABR per square foot grew over 15% year-over-year .Average center size increased over 12% year-over-year .Diversified portfolio across over 20 states (1) .Overall portfolio 94.8% leased; 85.7% for small shops .Executed 229 new and renewal leases for over 1.2 million SQFT 1. Prior to disposition, KRG operated in 26 states.

STRONG BOARD AND GOVERNANCE LEADERSHIP 4 .No staggered board; elected annually for 1 year term .Majority voting for trustee elections starting in 2016 .Board refreshment; majority elected <3 years ago .8 of 9 trustees (89%) are independent .100% board committee independence .All board members have Company investment .No poison pill .No stockholder rights plan Policies Protect Shareholder Rights and Promote Accountability Board Composition 6 1 2 < 3 years 3-5 years > 5 years Refreshed Board: Trustee Tenures (Years) Board Independence 11% Independent Trustees, 89%

KEY CORPORATE GOVERNANCE IMPROVEMENTS 5 .Implemented a formulaic cash bonus program for 2015 .Removed modified single-trigger on cash severance .Eliminated 280G Excise Tax Gross-Up Obligations .Included a 3-year no-sell period upon stock vesting for largest grants .Increased non-compete period for CEO and COO to 18 months .Increased CEO share ownership requirement to 10x salary .Implemented an anti-hedging policy

2014 COMPENSATION REVISIONS 6 .Mid-year base salary adjustment upon revised employment agreement .NEOs voluntarily chose to receive half of annual cash bonus in restricted stock, which defers compensation over 3 years and strengthens alignment with shareholders .Implemented a new Outperformance Plan .Forfeited PSUs awarded in March 2014 in light of the Outperformance Plan adopted in July 2014

2014 OUTPERFORMANCE PLAN 7 Grants awards only upon the creation of significant shareholder value above specified absolute and relative Total Shareholder Return (“TSR”) hurdles over a 3-year measurement period. FEATURE DESCRIPTION OBJECTIVE . $7.5 million Discourages excessive risk-taking by limiting the payout . 3-year measurement period . 2 additional vesting years to obtain full award Promotes value creation over a longterm period . 3% of the TSR value created in excess of 27% Rewards executives only after shareholders receive a strong return . 3% of the TSR value created in excess of the SNL Equity REIT Index (“Index”) . Can have negative value and reduce Absolute TSR Component if underperform the Index >900 bps Lowers payout for an increase in shareholder value while underperforming peers . Relative TSR Component reduced if Absolute TSR does not equal or exceed 21% over measurement period Rewards only for both outperforming peers and providing a positive return to shareholders Maximum Plan Value Time Periods Absolute TSR Component Relative TSR Component Scale-Back Feature

2014 ONE-TIME AWARD 8 In connection with renegotiating the executives’ employment agreements and the successful execution of the Merger, the Board granted a one-time award. ONE-TIME AWARD John A. Kite – Chairman and Chief Executive Officer $4.39 million ~$3.89 million stock grant(1) $500k cash bonus COMPENSATION COMMITTEE’S RATIONALE: Significantly increased responsibilities and scale .Executed and successfully integrated transformative Merger driven by management’s significant efforts .Expanded portfolio size, new regional structure and increased headcount Strong desire to retain executive officers .Includes a 4-year vesting period and an additional 3- year no-sell period .REIT industry has recently experienced heightened competition and vacancies at the executive level Management’s continued commitment to Kite .Executives waived right to receive cash severance payments under existing employment agreements as a result of the CoC triggered by the Merger .Entered into new 3-year employment agreements (1) Represents grant date value calculated in accordance with FAS ASC 718 and determined by an independent appraiser.

ONE-TIME AWARD CREATES AN OUTLIER 9 $1.3 $1.5 $2.2 $8.5 $2.6 0.0 2.0 4.0 6.0 8.0 10.0 2011 2012 2013 2014 2015E Total One-Time Other Stock/Options Bonus Base 2011-2015E KRG Avg.: $3.2mm 2011-2015E CEO Compensation Breakdown ($mm) Peer Avg. $4.2mm Peer Avg. $2.6mm Peer Avg. $3.0mm Note: Peers represent companies listed in KRG’s proxy for the indicated year. For 2015E comparison, see calculation and assumptions on page 16. KRG Avg: $1.6mm versus Peer Avg: $3.3mm

KRG OUTPERFORMANCE POST-MERGER 10 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 KRG RMZ Index KRG VS. RMZ INDEX PERFORMANCE (%) Annualized Total Return Post-Merger KRG: 34.9% vs. RMZ: 21.5% Source: Bloomberg. Total gross return from July 1, 2014 to December 31, 2014.

TOTAL STOCKHOLDER RETURN 11 Outperformed Over The Past 3 Years 81% 75% 70% 69% 59% 0% 30% 60% 90% KRG Russell 3000 New Peer Group Median SNL Retail REIT Index SNL US Equity REIT Index 3-Year Ended 12/31/14

KITE REALTY GROUP

2014 EXECUTIVE COMPENSATION PEER GROUP

The New Peer Group is comprised of shopping center REITs and select regional malls who are of similar size, with total enterprise values of no less than half and no more than 3x that of Kite.

Company	Implied Market Capitalization ($000s)	Enterprise Value ($000s)	Total Assets ($mm)	Comparable Group Rationale: Retail REIT	Comparable Product Assets	Implied Market Capitalization	Enterprise Value	Total Assets
Acadia Realty Trust	2,298.9	3,498.2	2,732.6	✓	✓	✓	✓	✓
DDR Corp.	6,631.0	12,196.4	9,541.9	✓	✓			
Equity One, Inc.	3,176.6	4,689.4	3,262.2	✓	✓	✓	✓	✓
Federal Realty Investment Trust	9,278.5	11,769.3	4,546.9	✓	✓			✓
Glimcher Realty Trust	1,608.2	3,770.3	3,528.0	✓		✓	✓	✓
Inland Real Estate Corporation	1,096.7	2,107.8	1,573.0	✓	✓		✓	
Pennslyvania Real Estate Investment Trust	1,663.9	3,355.6	2,540.0	✓		✓	✓	✓
Ramco-Gershenson Properties Trust	1,495.8	2,506.7	1,948.4	✓	✓	✓	✓	✓
Regency Centers Corporation	6,012.0	8,265.3	4,197.2	✓	✓		✓	✓
Retail Opportunity Investments Corp.	1,627.2	2,359.8	1,851.7	✓	✓	✓	✓	
Retail Properties of America, Inc.	3,948.9	6,310.9	4,803.9	✓	✓	✓	✓	✓
Rouse Properties, Inc.	1,069.4	2,689.9	2,270.4	✓			✓	✓
Tanger Factory Outlet Centers, Inc.	3,717.7	5,144.7	2,097.7	✓	✓	✓	✓	✓
Weingarten Realty Investors	4,329.4	6,548.1	3,814.1	✓	✓	✓	✓	✓
Kite Realty Group Trust	2,446.6	4,204.5	3,874.2					
Peer Median (Excluding KRG)	2,737.8	4,229.8	2,997.4					

(1) Represents values as of 12/31/2014. Source: SNL Financial LC.

KRG LISTED NYSE

12

2014 CEO REALIZED COMPENSATION VS. REPORTED SUMMARY COMPENSATION TABLE (“SCT”) 13 2014 Realized Comp As Reported in 2014 SCT Base Salary $652,500 $652,500 Cash Bonus 372,622 745,245 Cash Component of One-Time Award 500,000 500,000 Stock Awards 508,699 6,619,956 Option Awards 25,800 -- Other 10,299 10,299 Total Annual Compensation $2,069,920 $8,527,999 Less than 25% of reported compensation was realized in 2014

DETAILED BREAKDOWN OF 2014 COMPENSATION 14 As Reported in 2014 SCT Notes Base Salary $652,500 -- Annual Cash Bonus 745,245 -- Cash Component of July 2014 One-Time Award 500,000 -- Annual Time-Based Restricted Stock 658,706 2014 SCT includes stock awarded for 2013 performance due to reporting requirements under applicable SEC rules Matching Stock Award 74,524 Elected to take 50% of annual cash bonus in restricted stock and company agreed to match with additional stock of 20% Other 10,299 -- Total Annual Compensation $2,641,274 -- 2010-2013 Performance Award 1,184,000 Performance award based on TSR over the 42-month period ending 12/31/13 2014 Outperformance Plan 809,200 It is anticipated that a new OPP will not be implemented until 2016 Stock Component of July 2014 One- Time Award 3,893,526 Designed to reward and retain the CEO over the 4- year vesting period and 3-year no-sell period Total Compensation $8,527,999 --

REFINED PAY PROGRAM FOR 2015 15 For 2015, the Company has adopted the following pay-for-performance structure that is designed to incentivize management to grow stockholder value using a balanced approach COMPONENT DESCRIPTION . CEO – $700,000 (unchanged) Fixed . Formulaic calculation . Based on corporate measures (80%) and individual performance (20%) . Corporate measures include FFO, Net Debt to EBITDA, Portfolio Lease Percentage and Same Property NOI Formulaic Variable, At-Risk . 50% of target stock award . Performance period from 2015-2017 . May earn between 50% and 200% of target PSUs based on relative TSR between the 30th percentile and 80th percentile of our peer group . 50% of target stock award . Actual grant may be between 50% and 150% of target based on the subjective review of our performance by the Compensation Committee . 5-year vesting period, plus a 3-year mandatory holding period, representing one of the longest no-sell periods in the REIT industry Discretionary Base Salary Cash Bonus Plan Time-Based Restricted Stock Performance Stock Units (PSUs)

PROJECTED SUMMARY COMPENSATION TABLE 16 2014 Summary Compensation Table amounts represent a one-time occurrence, and we anticipate that in 2015 our compensation awards will normalize and be consistent with our peers. Note: 2015 amounts assume payouts at target level. Actual amounts will be determined based upon actual 2015 performance results. Moreover, the Compensation Committee reserves the right to modify the CEO’s 2015 compensation. 2014: As Reported In Summary Compensation Table Projected 2015: As Reported In Summary Compensation Table Base Salary $652,500 $700,000 Annual Cash Bonus 745,245 875,000 Cash Component of July 2014 One-Time Award 500,000 - Annual Stock Awards: Annual Time-Based Restricted Stock 658,706 441,080 Annual PSUs - 525,000 Matching Stock Award 74,524 87,500 Other 10,299 10,299 Total Annual Compensation $2,641,274 $2,638,879 2010-2013 Performance Award 1,184,000 - 2014 Outperformance Plan 809,200 - Stock Component of July 2014 One-Time Award 3,893,526 - Total Compensation $8,527,999 $2,638,879

CONCLUSION 17 We urge stockholders to carefully review our Proxy Statement, including the CD&A, and form their own opinions as to the reasonableness and appropriateness of our executive compensation in light of the 2014 events and multiple improvements made to our compensation structure and corporate governance policies going forward. If you have any questions or if you would like additional information, please contact Dan Sink (Chief Financial Officer) at 317-577-5609 or Maggie Kofkoff, CFA (Investor Relations) at 317-713-7644 Your vote is important. We urge you to vote FOR the advisory vote to approve the compensation to our named executive officers in 2014.